                                                                     Exhibit 4.3

          PREFERRED                                     PREFERRED
 INCORPORATED UNDER THE LAWS   [IKON LOGO]         THIS CERTIFICATE IS
           OF THE                                     TRANSFERRABLE
        STATE OF OHIO                        IN __________, __________OR IN
                                                   NEW YORK, NEW YORK

     SEE REVISE SIDE FOR
     CERTAIN DEFINITIONS

NUMBER ____                                         ____ SHARES

                          IKON OFFICE SOLUTIONS, INC.

          This certifies that _____________ is the owner of ___________ fully paid and non-assessable shares of preferred stock, without par value, of IKON Office Solutions, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation, as amended, to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

          Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated


          Countersigned and registered:
          ___________________________
             (________, _________)
                         Transfer Agent                Chairman and
                          and Registrar     Chief Executive Officer
          By

               Authorized Signature                       Secretary

                   [Back of the Preferred Stock Certificate]

                          IKON OFFICE SOLUTIONS, INC.

     THE CORPORATION WILL MAIL TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR. A COPY OF THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND OF THE OTHER CLASS AND SERIES OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE.

                        REPLACEMENT OF THIS CERTIFICATE

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED THE CORPORATION WILL REQUIRE THE STOCKHOLDER TO OBTAIN A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE. THE STOCKHOLDER WILL PAY ALL COSTS ASSOCIATED WITH THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common                 UNIF GIFT MIN ACT --  ____ Custodian ____
     TEN ENT --  as tenants by the entireties                             (Cust)        (Minor)
     JT TEN --  as joint tenants with right of                            under Uniform Gifts to
                survivorship and not as tenants                           Minors Act _________
                in common                                                             (state)

          Additional abbreviations may also be used thought not in the above list.

     For value received, _______________ hereby sell, assign and transfer unto ______________ of the preferred stock represented by the within certificate, and do hereby irrevocably constitute and appoint _____________, attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated _______________               SIGNATURE(S) _______________________________



                      SIGNATURE(S) GUARANTEED BY _______________________________

                                      -2-